UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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SilverBow Resources, Inc.
(Name of Registrant as Specified In Its Charter)

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On May 2, 2024, the Company posted the following presentation to its website:



SilverBow Resources

Investor Update

May 2, 2024

SilverBow
RESOURCES®

Forward-Looking Statements




SilverBow



THE PRESENTATION MATERIAL INCLUDED herein which is not historical fact constitutes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent expectations or beliefs of the management of SilverBow Resources, Inc. ("SilverBow" or the "Company") concerning future events, and it is possible that the results described in this presentation will not be achieved. These forward-looking statements are based on current expectations and assumptions and are subject to a number of risks and uncertainties, many of which are beyond the Company's control. All statements, other than statements of historical fact included in this presentation including those regarding our strategy, the benefits of the acquisitions, future operations, guidance and outlook, financial position, well expectations and drilling plans, estimated production levels, expected oil and natural gas pricing, long-term inventory estimates, estimated oil and natural gas reserves or the present value thereof, reserve increases, service costs, impact of inflation, future free cash flow and expected leverage ratio, value and development of locations, capital expenditures, budget, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this presentation, words such as "will," "could," "believe," "anticipate," "intend," "estimate," "budgeted," "guidance," "outlook," "expect," "may," "continue," "potential," "plan," "project," "positioned," "should" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Important factors that could cause actual results to differ materially from the Company's expectations include, but are not limited to, the following risks and uncertainties: further actions by the members of the Organization of the Petroleum Exporting Countries, Russia and other allied producing countries with respect to oil production levels and announcements of potential changes in such levels; risks related to recently completed acquisitions and integration of these acquisitions, volatility in natural gas, oil and natural gas liquids prices; ability to obtain permits and government approvals; our borrowing capacity, future covenant compliance; cash flow and liquidity, including our ability to satisfy our short- or long-term liquidity needs; asset disposition efforts or the timing or outcome thereof; ongoing and prospective joint ventures, their structures and substance, and the likelihood of their finalization or the timing thereof; the amount, nature and timing of capital expenditures, including future development costs; timing, cost and amount of future production of oil and natural gas; availability of drilling and production equipment or availability of oil field labor; availability, cost and terms of capital; timing and successful drilling and completion of wells; availability and cost for transportation and storage capacity of oil and natural gas; costs of exploiting and developing our properties and conducting other operations; competition in the oil and natural gas industry; general economic and political conditions, including inflationary pressures, further increases in interest rates, a general economic slowdown or recession, instability in financial institutions, political tensions and war (including future developments in the ongoing conflicts in Ukraine and the Middle East); the severity and duration of world health events, including health crises and pandemics and related economic repercussions, including disruptions in the oil and gas industry, supply chain disruptions and operational challenges; opportunities to monetize assets; our ability to execute on strategic initiatives, including acquisitions; effectiveness of our risk management activities, including hedging strategy; counterparty and credit market risk; the impact of shareholder activism and any changes in composition of the Company's board of directors; pending legal and environmental matters, including potential impacts on our business related to climate change and related regulations; actions by third parties, including customers, service providers and shareholders; current and future governmental regulation and taxation of the oil and natural gas industry; developments in world oil and natural gas markets and in oil and natural gas-producing countries; uncertainty regarding our future operating results; and other risks and uncertainties discussed in the Company's reports filed with the Securities and Exchange Commission ("SEC"), including its Annual Report on Form 10-K for the year ended December 31, 2023 ("Form 10-K"), and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K.

All forward-looking statements speak only as of the date of this presentation. You should not place undue reliance on these forward-looking statements. The Company's capital budget, operating plan, service cost outlook and development plans are subject to change at any time. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this communication are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved.

The risk factors and other factors noted herein and in the Company's SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the foregoing. We undertake no obligation to publicly release the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of the presentation or to reflect the occurrence of unanticipated events, except as required by law.

CAUTIONARY NOTE Regarding Potential Reserves Disclosures – Current SEC rules regarding oil and gas reserve information allow oil and gas companies to disclose proved reserves, and optionally probable and possible reserves that meet the SEC's definitions of such terms. In this presentation, we refer to estimates of resource "potential" or "EUR" (estimated ultimate recovery quantities) or "IP" (initial production rates) or other descriptions of volumes potentially recoverable, which in addition to reserves generally classifiable as probable and possible include estimates of reserves that do not rise to the standards for possible reserves, and which SEC guidelines strictly prohibit us from including in filings with the SEC. Investors are urged to consider closely the oil and gas disclosures in our Form 10-K and other reports and filings with the SEC. These estimates are by their nature more speculative than estimates of proved reserves and are subject to greater uncertainties, and accordingly the likelihood of recovering those reserves is subject to greater risk.

THIS PRESENTATION has been prepared by the Company and includes market data and other statistical information from sources believed by it to be reliable, including peer company public disclosure, independent industry publications, government publications or other published independent sources. Some data is also based on the Company's good faith estimates, which is derived from its review of internal sources as well as the independent sources described above. Although the Company believes these sources are reliable, it has not independently verified the information and cannot guarantee its accuracy and completeness.

THIS PRESENTATION includes information regarding our current drilling and completion costs and historical cost reductions. Future costs may be adversely impacted by increases in oil and gas prices which results in increased activity. THIS PRESENTATION references non-GAAP financial measures, such as EBITDA, Adjusted EBITDA, Leverage Ratio, Free Cash Flow, Net Debt to Adjusted EBITDA and PV-10. SilverBow believes these metrics and performance measures are widely used by the investment community, including investors, research analysts and others, to evaluate and useful in comparing investments among upstream oil and gas companies in making investment decisions or recommendations. These measures, as presented, may have differing calculations among companies and investment professionals and may not be directly comparable to the same measures provided by others. A non-GAAP measure should not be considered in isolation or as a substitute for the related GAAP measure or any other measure of a company's financial or operating performance presented in accordance with GAAP. Please see the Appendix to this presentation for more information regarding the non-GAAP measures in this presentation. Non-GAAP measures should not be considered in isolation or as a substitute for related GAAP measures or any other measure of a Company's financial or operating performance presented in accordance with GAAP.

THIS PRESENTATION includes information regarding SilverBow's PV-10 as of 12/31/23 using SEC pricing as of 3/29/24, except as otherwise indicated. PV-10 represents the present value, discounted at 10% per year, of estimated future net cash flows. The Company's calculation of PV-10 using SEC prices herein differs from the standardized measure of discounted future net cash flows determined in accordance with the rules and regulations of the SEC in that it is calculated before income taxes rather than after income taxes using the average price during the 12-month period, determined as an unweighted average of the first-day-of-the-month price for each month. The Company's calculation of PV-10 using SEC prices should not be considered as an alternative to the standardized measure of discounted future net cash flows determined in accordance with the rules and regulations of the SEC.

SilverBow RESOURCES®

Important Additional Information and Where to Find It




SilverBow



The Company, its directors and certain of its executive officers and employees are or will be participants in the solicitation of proxies from shareholders in connection with the 2024 Annual Meeting of Shareholders (the "2024 Annual Meeting"). The Company has filed a definitive proxy statement (the "Definitive Proxy Statement") with the SEC on April 9, 2024 in connection with the solicitation of proxies for the 2024 Annual Meeting, together with a WHITE proxy card.

The identity of the participants, their direct or indirect interests, by security holdings or otherwise, and other information relating to the participants are available in the Definitive Proxy Statement in the section entitled “Security Ownership of Board of Directors and Management” and Appendix F. To the extent holdings of the Company's securities by the Company's directors and executive officers changes from the information included in this communication, such information will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are available free of charge as described below.

SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER DOCUMENTS TO BE FILED BY THE COMPANY WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Shareholders are able to obtain, free of charge, copies of all of the foregoing documents, any amendments or supplements thereto at the SEC's website (http://www.sec.gov). Copies of the foregoing documents, any amendments or supplements thereto are also available, free of charge, at the “Investor Relations” section of the Company's website (https://www.sbow.com/investor-relations).

SilverBow Continues to Drive Strong Momentum

SilverBow RESOURCES®

Q1 2024 Earnings Highlights

91 MBOE/D Total Production 46% Oil/Liquids	**$109 MM** CAPEX 20% Below 1Q24 Consensus	**$200 MM** Adjusted EBITDA(1) Quarterly Record
$56 MM Free Cash Flow(1) >100% Above Consensus	**$178 MM(2)** Debt Paydown since Nov-23 1.35x Leverage Ratio as of 1Q24	**<1.0 x** Leverage Ratio Target(1)(3) Expect to achieve in 2025

1Q24 Earnings Shows the Best Defense Is a Good Offense, with a Strong Print and Positive Revisions to 2024 Guidance

"We believe the **1Q earnings print from SilverBow provides strong evidence to support its case that it does not need major board changes**. Ahead of a shareholder meeting on May 21, and ahead of a likely opinion on director changes from Glass Lewis and ISS in the next few days, **SilverBow released a strong print that shows both field execution on its oily Eagle Ford Shale acreage and financial execution with its debt reduction efforts**."

KeyBanc Capital Markets

May 1, 2024

1Q24 Beat and Guide Up; Strong Operations in Oily Window

"**We expect SBOW shares to be strong in the wake of this classic "beat and guide up" quarterly report**. In a bigger context, **we continue to like SBOW** for the value it offers as well as the optionality the company has across hydrocarbon windows in the Eagle Ford."

JOHNSON RICE & COMPANY

May 1, 2024

Source: Wall Street Research
Note: Emphasis added. Permissions to use quote neither sought nor obtained
(1) Non-GAAP measure. Refer to Appendix for definitions and reconciliations
(2) Debt paydown from 11/30/23 to 4/30/24
(3) Leverage Ratio = Total Debt / LTM Adjusted EBITDA



Additional Observations Regarding Kimmeridge's Value-Destructive Campaign

Kimmeridge's Proxy Campaign at SilverBow –
A Collection of Misstatements and Misdirections

SilverBow RESOURCES®

Kimmeridge's Misstatements On:	Here Are The Facts:
SilverBow's Engagement with Kimmeridge	▪ SilverBow had +30 meetings and calls with Kimmeridge, entered into multiple NDAs and had an agreed upon deal ▪ Kimmeridge failed to deliver on an agreed upon deal due to their failure to obtain financing ▪ Emails from Kimmeridge show the facts – there was substantial engagement by SilverBow
Kimmeridge's Valuation of KTG	▪ Kimmeridge's value-destructive proposal overvalued KTG by hundreds of millions of dollars • Tried to force SilverBow shareholders to bail them out of their disaster – the proxy fight is just another tactic • Played games with data to hide how massively dilutive the KTG proposal would be to SilverBow shareholders
SilverBow's Value Creation[2] Track Record	▪ It is irrefutable – SilverBow's 1, 3 and 5-year total shareholder returns outperform the XOP[1] ▪ It is irrefutable – SilverBow has been delivering strong operational and financial performance[2] ▪ Kimmeridge cherry-picks data to paint a misleading view of our TSRs, transactions and compensation
SilverBow's Acquisition Strategy	▪ To try to falsely make the case that SilverBow's acquisitions did not create value, Kimmeridge: • Cherry-picked an arbitrary measurement period (60 days post-announcement) to attack SilverBow deals • Failed to note that when our deals were announced, SilverBow's stock reaction was positive • Failed to note that the value of these acquisitions now far exceed the value SilverBow paid
Kimmeridge's Nominees	▪ Kimmeridge misrepresents their nominees' involvement in the KTG proposal, when they had a "special deal" to be added to the combined company board had the transaction been consummated ▪ Kimmeridge makes misleading assertions about the conflicts and connections of their nominees
Kimmeridge's Misleading Public Filing	▪ Kimmeridge had a 13G on file *while having active merger negotiations with SilverBow*, misleading shareholders
SilverBow's Board and Governance	▪ Kimmeridge promises to implement "best-in-class" governance after they have control of the combined company, at a time when these provisions could not be effectively exercised by shareholders ▪ Our Board has overseen consistent outperformance, proactively enhanced governance, positioned SilverBow to continue delivering value and remains open to all paths to creating value for all shareholders

(1) As of 4/29/24. The 1, 3 and 5-year total shareholder return (TSR) represents the total return earned on an investment in SilverBow common stock made at the beginning of a 1, 3 and 5-year period, respectively. For XOP, assumes that dividends were invested when received

(2) Based on, but not limited to, SilverBow's growth and improvements in production, commodity mix, cost structure, margins, free cash flow and leverage over time

SilverBow's Board Constructively Engaged with Kimmeridge in Good Faith Regarding a Transaction

30+	Meetings and calls
20+	Months of engagement
Multiple	Transaction structures proposed and evaluated
2	NDAs executed to conduct due diligence with access to VDR
1	Deal with agreed terms, which Kimmeridge failed to deliver due to lack of financing – despite representing no financing contingencies

SilverBow is open to engage on all strategic transactions to maximize value for shareholders

However, we will not enter a transaction that undervalues the Company, unreasonably inflates the value of the KTG assets and destroys value for SilverBow shareholders

Key Events in the SilverBow-Kimmeridge Interactions

SilverBow RESOURCES®

Phase 1: Kimmeridge's Accumulations and Delinquent 13D Filing

Jun – Sep 2022

- **Jan – July:** Kimmeridge initiates 3% position in SBOW; accumulates up to **15%** by July 12
- **6/20:** Kimmeridge requests that SilverBow **not compete in Laredo process**; suggests a **future combination** of Laredo and SilverBow assets
- **8/2:** Parties **enter into NDA**; trading restriction through 9/20
- **8/10:** Kimmeridge files a **13G**
- **Late August:** Kimmeridge delivers term sheet dated 8/23
- **9/13:** SilverBow counters; Kimmeridge **threatens to accumulate more shares through block trades**, alluding to a potential hostile takeover
- **9/19:** SilverBow requests a 30-day extension of trading restrictions
- **9/20:** Kimmeridge **rejects request**
- **9/20:** SilverBow implements a short duration rights plan
- **9/23:** Kimmeridge files **13D** – 30 days after submitting a term sheet

Phase 2: Kimmeridge's Failure to Consummate an Agreed Upon Deal *(see page 9)*

Jan – Apr 2023

- **1/17:** Kimmeridge **take-private proposal at $34/sh** with no financing contingencies; target signing on 3/20
- **2/14:** SilverBow **counters at $36/sh** (a $2 or 6% bump from the Kimmeridge offer)
- **2/17:** Parties agree to a deal at **$35/sh**
- **2/19:** Parties **enter into NDA**
- **2/21 – 3/13:** Parties negotiate and exchange draft merger agreement five times, as well as ancillary agreements with only narrow issues outstanding
- **3/14:** Kimmeridge **abandons agreed upon deal** due to inability to secure requisite financing
- **3/16:** Kimmeridge verbally **communicates interest in proposing a stock-for-stock proposal** as an alternative, **but does not deliver any such proposal**
- **3/31:** Kimmeridge verbally discusses potential stock-for-stock or tender offer transactions; **threatens to mount a public campaign** seeking to gain control of SilverBow's Board by 2025

Phase 3: Kimmeridge's Value Destructive Proposal for SilverBow to Buy KTG

2024 – Present

- **1/4:** Kimmeridge requests the director nomination questionnaire
- **2/7: SilverBow offers a settlement** regarding Board representation, termination of rights plan and implementation of a standstill
- **2/21:** At their request, Kimmeridge presents transaction ideas to the Board; **later that day files a 13D disclosing nominations**
- **3/13: Kimmeridge public proposal to combine** SilverBow and KTG (4/26 expiration)
- **3/28: SilverBow rejects the proposal** and requests additional information on KTG assets
- **4/1:** Kimmeridge provides **partial response** to SilverBow's information request
- **4/9: SilverBow sends letter to Kimmeridge** for additional diligence
- **4/11:** Kimmeridge releases additional information **confirming their overvaluation of KTG assets**
- **4/16:** Kimmeridge **abruptly withdraws bid** ahead of 4/26 expiration but continues proxy fight

Kimmeridge's Chart Misrepresents the Facts Around Our Agreed Transaction in 2023

SilverBow RESOURCES®

Kimmeridge Leaves Out Key Facts in their Chart

Kimmeridge Misstatement

What Actually Happened


2023
SBOW counters with unreasonable premium
24%
47%
Kimmeridge Proposal
SBOW Counter

From Kimmeridge's April 29 2024 Presentation (page 38)


SilverBow Countered with $2 Bump
$34
$36
$35
Kimmeridge January 17 Proposal
SilverBow February 14 Counter
Agreed Upon Deal

Despite SilverBow's Good Faith Attempt to Consummate a Transaction, Kimmeridge Failed to Deliver

From Jan. 17, 2023 Kimmeridge Offer Letter: **Offers deal with no financing contingencies**

"[Kimmeridge is] pleased to submit this proposal […] for the acquisition of all of the SBOW common stock not already owned by Kimmeridge […] for cash consideration of $34.00 per share. We have appreciated the opportunity to discuss the Transaction with SBOW prior to submitting this Offer Letter […] Kimmeridge has sufficient capital to allocate to the Transaction and the Transaction will not be subject to financing contingencies"

In late February, Kimmeridge informed SilverBow that **they would not be in a position to execute an agreement by 4Q22 earnings (March 1, 2023)**, as they still had considerable work to complete, but committed to being ready to execute by the March 20 target signing date

On **February 28, 2023**, upon SilverBow's request to provide proof of funds, Kimmeridge **responded with an email that outlined financing "alternatives"** – demonstrating that Kimmeridge did not in fact have "sufficient capital to allocate to the Transaction" at the time

On **March 14, 2023**, Kimmeridge called SilverBow to inform that **Kimmeridge is unable to secure the requisite equity financing to fund the agreed upon deal**

Source: Kimmeridge presentation, Correspondence with Kimmeridge, SilverBow's 2024 Proxy statement
Note: Emphasis added

Kimmeridge Overvalued its KTG Assets By Hundreds of Millions of Dollars

- **Kimmeridge overpaid for its Laredo asset and has since been destroying the value of KTG**
  - Kimmeridge purchase price of $825MM vs. current asset value of $371MM – 55% value destruction!
- **Kimmeridge plays games with their data to get to their desired result**
  - Kimmeridge cherry-picked KTG and SilverBow wells to portray a misleading comparison

Kimmeridge's Laredo Acquisition Has Been Value-Destructive



$825
$454MM
Value Reduction
55% Decrease
$371
Purchase Price
23 YE Reserve Report
1P PV 10

Kimmeridge Continues to Cherry-Pick KTG Data to Mislead Investors



Independent Analysis looking at same wells
Kimmeridge wells just 7% liquids vs SBOW at 48%
These wells should not be compared to on a BOE basis, as gassier wells will naturally have significantly higher recoveries
SBOW: Avg 48% Liquids
Kimmeridge: Avg 7% Liquids
ENV Operator
EUR First 360, WH (Mboe/1,000 ft), Mean
Forecast WH Liquids (%), Mean
KIMMERIDGE TEXAS GAS, LLC
163.8
0.07
SILVERBOW RESOURCES
83.1
0.48

Third Party Investor Analysis (1)
(See Next Page)



Kimmeridge Presentation: April 2024
As presented, performance appears favorable for Kimmeridge (KTG)
SBOW and KTG Well Performance Comparison
Kimmeridge
EUR/ft Comp BOE 6:1 (Public Data)
EUR/ft Comp BOE 20:1 (Public Data)

Kimmeridge
April 29 Presentation

Contrary to SilverBow's value-enhancing acquisitions, Kimmeridge has massively destroyed value in their acquisition of KTG assets

Source: X, KTG publicly available information
(1) NextWave EFT ("@NextWaveEFT") from X.com

Third Party Observations

NextWave EFT
@NextWaveEFT

April 30, 2024

"[....] Specifically, [Kimmeridge] presented ***some absolute garbage analysis*** *comparing the KTG (Kimmeridge) wells to SBOW, and this blunder may have hurt their credibility making the case for other possibly valid points.*

Kimmeridge is a respected firm in the industry... no clue why they "stretched" on something so dumb and so easily picked apart.

[....] Kimmeridge's point was that their wells compare extremely favorably to SBOW, producing 50-200% more than SBOW. SBOW mgmt needs to be replaced, the company needs KTG assets, blah blah. ***Here's why this analysis is complete trash.***

All of it has to do with the way Kimmeridge picked their well sample set to compare to SBOW.

Kimmeridge compared wells that KTG turned online in 2022 and 2023, but excluded the KTG wells before that. ***What's odd is KTG (or the previous operator) hasnt made any material changes to their completion design since 2017, and so there doesnt appear much reason to only include 2022 and 2023.***

Then Kimmeridge presented the production from these wells on a BOE basis, comparing the KTG wells vs SBOW. As mentioned, the KTG wells look 2x as good as the SBOW wells.

When digging into Enverus, it becomes more clear why KTG picked these wells. The largest factor:

- The SBOW wells in 2022 and 2023 were 48% liquids

- The KTG wells in 2022 and 2023 were just 7% liquids

This is a massive difference, and in no way shape or form should the comparison of these wells be an indicator of anything. In virtually every play in the L48, gassier wells outperform oily wells by a large margin on a BOE basis (2-4x). KTG comparing their gas wells to SBOW's liquids rich wells is trash and dishonest.

Unfortunately for Kimmeridge, this sleight of hand isn't difficult to see. People will notice this, and it upends their credibility on whatever else theyre saying. Those other critiques could all be valid points, but this hurts that case."

David Ramsden-Wood
#Hottakeoftheday (Newsletter)

April 9, 2024

As I look at the proposed transaction…. [....] ***I actually agree with the SilverBow board on this one. This isn't a good deal for SilverBow. I don't own shares, I won't buy shares anytime soon, my views only etc etc. But I wouldn't vote to approve the deal.*** *My reasons they should reject the deal are three fold.*

1. *The SMOG values between the two companies are nowhere close and it's clear Kimmeridge is being opportunistic, aggressive, and loud. [....] To me, it's dilutive to asset value and "best in class governance" isn't a value proposition - it should be a baseline.*
2. *The [KTG] assets are much deeper into the gas window. So yes, operating costs are lower but a lot of their development areas look … well… very early in their development and while the SEC deck is run at $2.64/mmbtu gas prices are sub $2/ and at that price, cash flow is substantially risked as are development economics. It is the true challenge of natural gas assets. If you aren't Marcellus, you are marginal.*
3. *[KTG] recently bolted on a private asset for which there wasn't a lot of details in their October 2023 announcement. […] ultimately [KTG] was the most interested (pronounced highest bidder).* ***Their proposal with SilverBow, as a private going after a public, looks opportunistic and hand wave-y*** *as they really haven't had a chance to execute on these newly acquired assets they got at the highest price and now immediately want a premium for.*

[....] ***SilverBow is correct and were I on the board (which I'm not and I'm not holding my breath for any phone calls), I'd be exploring PubCo mergers with other companies that make more valuation sense.***

Source: X, Substack

Note: Emphasis added. Permission to use quotes neither sought nor obtained

SilverBow is Delivering Consistent TSR Outperformance

Total Shareholder Returns Across Various Periods(1)

CEO Tenure(1)


18%
14%
XOP
SBOW

✓ ***Performed in-line*** *with the XOP, despite SilverBow being significantly smaller than XOP constituents and initially trading OTC*

5 Year


44%
76%
XOP
SBOW

✓ ***Outperformed*** *during SilverBow's strategy pivot to liquids*

3 Year


107%
237%
XOP
SBOW

✓ ***Outperformed*** *through post-COVID string of acquisitions to execute strategy pivot*

1 Year


28%
39%
XOP
SBOW

✓ ***Outperformed*** *while successfully integrating our largest acquisition to-date*

Since Withdrawal of Undervalued Proposal(1)


2%
3%
XOP
SBOW

✓ ***Outperformed*** *since Kimmeridge withdrew its undervalued proposal*

It is irrefutable – SilverBow's 1, 3 and 5-year total shareholder returns outperform the XOP

(1) As of 4/29/24. Total shareholder return (TSR) represents the total return earned on an investment in SilverBow common stock made at the beginning of the respective period. CEO tenure TSR based on effective date (3/1/17). TSR "since withdrawal" based on unaffected date of Kimmeridge's public withdrawal of its proposal (4/15/24). For XOP, assumes that dividends were invested when received

Kimmeridge's Cherry-Picked Analysis vs. The Facts

SilverBow RESOURCES®

Here are the facts

- **Our acquisitions have created tremendous value for shareholders (chart below)**

SilverBow's Acquisitions: Price Paid vs. Current Value



($MM)
Value Creation
(3%)
$163
$158
122%
$162
$359
60%
$354
$565
69%
$700
$1,186
64%
$1,379
$2,268
4 Acquisitions of <$100MM Purchase Price
TEAL &
ConocoPhillips
SUNDANCE energy
CHESAPEAKE ENERGY
All Acquisitions Since 2021
Closing Date
Various(1)
November 2021 / October 2022(1)
June 2022
November 2023
Purchase Price
Current Value (Cumulative FCF + Asset Value)(2)

- **Our 1-day share price performance at announcements outperformed the XOP by 200bps on a transaction-size weighted average[3] basis**
- **Our 1, 3 and 5-year TSRs and the substantially increased value of these assets demonstrate shareholder value creation from our acquisitions**
  - Kimmeridge's selection of a 60-day post-announcement window to measure value is clearly arbitrary (not a common industry reference point) and misleading
- **It is ironic that Kimmeridge is attacking SilverBow's value creation after their disastrous KTG acquisition**

SilverBow's acquired assets are delivering 64% value creation on a weighted-average basis

(1) Closing dates for acquisitions <$100MM include San Isidro (August 2021), Post Oak (October 2021), SandPoint (May 2022) and Arkoma (August 2022). Teal and ConocoPhillips acquisitions shown as combined due to significant overlapping well interest
(2) Asset value based on Proved PV-10 from SEC year-end reserve report. Non-GAAP measure. Refer to Appendix for definition
(3) Weighted by transaction size (ranging from $24MM to $700MM)

Analysts Have Historically Been Positive on SBOW's M&A Strategy

SilverBow RESOURCES®

Commentary on CHESAPEAKE ENERGY transaction

Acquisition Makes SBOW Largest Pure-Play EF Player; Positive Move

"**We see this as highly attractive** and like that it took nearly a year for the parties to see eye-to-eye in the commodity price environment that unfolded over that time. **This makes SBOW the largest pure-play EF consolidator**, setting the company up to leverage scale in the basin and be a potential acquisition target"

northland Capital Holdings

August 15, 2023

Commentary on CHESAPEAKE ENERGY transaction

Transformational Accretive Deal

"We believe **the transaction boosts SBOW's scale to a level that will help benefit future D&C efficiencies.** Further, the mid-two times deal value is lower than what we have seen for other notable acquisitions in recent months. **We estimate future FCF to improve given existing and potential upside production for a number of wells that can be completed relatively soon**. We look forward to integration updates and future potential synergies"

TRUIST

August 14, 2023

Commentary on SUNDANCE energy & SANDPOINT RESOURCES LLC transactions

Higher Growth, Lower Multiples in 2023

"A closer examination of the details reveals a bigger impact on the SBOW story than the headline suggests. Oil production will more than double, and the company will transition from a one rig program to a two rig program. **That two rig program will put the company on a higher growth trajectory, and the increased scale will also allow the company to become more efficient with its operations and capital program**"

JOHNSON RICE & COMPANY

April 18, 2022

Commentary on TEAL NATURAL RESOURCES transaction

Third SilverBow Acquisition Right On Target

"Given SilverBow's low trading multiple and the attractive purchase prices, **all three of the recent deals have been accretive to our price target, with the most recent deal adding another $3/share.** We expect SBOW to continue this pattern unless market conditions change, with **dropping debt levels likely spurring a shareholder return push**, potentially increasing the company's investor interest and float"

TRUIST

October 11, 2021

Source: Wall Street Research

Note: Emphasis added. Permission to use quotes neither sought nor obtained

Kimmeridge Tries to Downplay their Nominees' Conflicts

SilverBow RESOURCES®

Kimmeridge's Misstatements	The Facts
Kimmeridge states that their nominees are "not involved" in the KTG Proposal	***Their nominees had a "special deal" to be added to the combined company board had the transaction been consummated***
Kimmeridge tries to downplay their nominee's connection to Kimmeridge by asserting that they don't "control" Civitas	***...when Kimmeridge's Ben Dell was the chair and interim CEO and Kimmeridge "led the refreshed governance and compensation model" of Civitas and owned >10% of the company***

"Kimmeridge never controlled Civitas or Extraction Oil & Gas, its predecessor company"

Kimmeridge

April 29 Presentation (page 94)

- As the Company entered bankruptcy and subsequent re-emergence, Kimmeridge **led the Company's refreshed governance and compensation model in principles outlined in our white paper Bringing Alignment and Accountability to the E&P Sector**. Mr. Ben Dell served as Chair of the Board and Interim CEO.

Kimmeridge ***April 29 Presentation (page 87)***

The key fact: Kimmeridge is not interested in independent directors protecting all shareholder interests. They instead picked nominees with close ties to Kimmeridge because they want them to effect their value-destructing KTG-SilverBow merger

Source: Kimmeridge presentations

SilverBow's Directors are Executives with Leading Operational and M&A Experience, a Track Record of Success and No Conflicts

SilverBow RESOURCES®

- ✓ **The directors on the SilverBow Board have executed over 240 deals valued over $260 billion in the aggregate in their executive and director roles**
- ✓ **The SilverBow directors also have successfully executed M&A at SilverBow that has delivered 64% value creation(1) and industry-leading TSRs**
- ✓ **The SilverBow Board has overseen the execution of the strategy that has driven the Company's leading profitability, margins and safety / operational prowess**
- ✓ **Our directors currently up for election include:**
  - One of the top operational executives in the sector (with operating roles at Lewis Energy, EOG Resources, Aspect Holdings and Resource Rock Exploration II) (**Charles Wampler**)
  - A private equity / investment banking executive who has executed multiple transactions including the well-received sale of Three Rivers Operating Company to Concho Resources (**Gabriel Ellisor**)
  - A former CEO / CFO of a public company with IPO and capital markets leadership and experience (**Kathleen McAllister**)
- ✓ **None of these directors have conflicts with a counterparty who is trying to force a value-destroying deal**

(1) Based on 8 acquisitions since 2021 shown in page 13

Kimmeridge Mischaracterizes Our Compensation

We Have a Thoughtfully Designed Compensation Program, with 84% of 2023 CEO Pay At-Risk



Base Salary
16%
Long-Term
Incentive
68%
Short-Term
Incentive
16%
LTIP is 100% equity
65% PSUs – 3-year cliff vesting based on TSR
35% RSUs vesting ratably over a three-year period

Kimmeridge Overstates the Role of Strategic Goals, Which Only Represent 4% of Total Pay

2023 Short-Term Incentive Weightings[1]



D&C Capex Returns
20%
TSR
10%
Strategic Goals
25%
FCF
20%
Total
OPEX
15%
Production
10%

Moreover, Strategic Goals are Based on a Range of Criteria and Aligned with Our Strategy

- Portfolio expansion efforts and addition of 300 gross high ROR locations through the South Texas Acquisition
- >50 gross locations through leasing activity and Austin Chalk testing
- SBOW's ability to optimize its balance sheet and enhance liquidity
- $350 million of incremental Second Lien notes raised
- Net proceeds of $97 million (September 2023) through a follow-on equity offering
- Decrease in credit facility utilization

SilverBow's CEO Total Direct Compensation (TDC) is Below the Median of Peers

TDC vs. Peers (Percentile)



75P
50P
25P
SilverBow
RESOURCES

TDC vs. Peers[2] ($)



$8.3m
$5.1m
Peer Median
$3.9m
$1.3m
SilverBow
RESOURCES

Shareholders and ISS Have Overwhelmingly Supported Our Say-On-Pay

2023 say-on-pay result would have been ~99% if Kimmeridge and Riposte supported the proposal



76%
99%
98%
96%
2023
2022
2021
2020

(1) In addition to the weightings, the short-term incentive includes an ESG scalar of 0.9-1.1

(2) Data provided by FW Cook, an independent compensation consultant (February 2024 report). Permission to use neither sought nor obtained. Peer Group (in alphabetical order) includes: AMPY, BRY, CPE, CNX, CRK, EGY, GPOR, KOS, MGY, REI, SD, TALO, VTLE, WTI

A Vote for the Company's Nominees is a Vote for ALL Shareholders' Interests

SilverBow RESOURCES®

Vote the WHITE Proxy Card "FOR" SilverBow's Three Nominees

Your vote is critical and we encourage you to support your Board and SilverBow's ongoing value creation by voting "FOR" ***Gabriel L. Ellisor****,* ***Kathleen McAllister*** *and* ***Charles W. Wampler*** *as Class II Directors*

We look forward to engaging with you further ahead of the 2024 Annual Meeting and hearing your perspectives. If you have any questions, please call Innisfree M&A Incorporated, SilverBow's proxy solicitor.

(877) 825-8793 (toll-free from the U.S. and Canada)
+1 (412) 232-3651 (from other countries)

Thank you for your continued investment in SilverBow



Appendix

Non-GAAP Definitions and Reconciliations

Calculation of Adjusted EBITDA & Free Cash Flow

SilverBow RESOURCES®

($000s, except per unit metrics)	2023				2024
	2Q	3Q	4Q	FY	1Q
Net Income / (Loss)	**$24,937**	**($4,771)**	**$183,058**	**$297,716**	**($15,528)**
Plus:					
DD&A	49,853	53,186	72,080	219,116	92,103
Accretion of ARO	240	254	266	985	316
Interest Expense	18,190	19,811	25,373	80,119	36,017
Loss / (Gain) on Commodity Derivatives, net	(19,993)	54,639	(183,706)	(241,309)	56,078
Realized Gain / Loss on Commodity Dertivatives, net[1]	29,669	17,806	23,053	90,395	34,057
Income Tax Expense / (Benefit)	7,351	(949)	50,398	83,613	(4,787)
Non-cash Equity Compensation	1,451	1,467	1,483	5,526	1,829
Adjusted EBITDA	**$111,698**	**$141,443**	**$172,005**	**$536,161**	**$200,085**
Plus:					
Cash Interest Expense & Bank Fees, Net	(16,906)	(18,830)	(18,683)	(70,853)	(34,073)
Capital Expenditures[2]	(117,428)	(104,445)	(78,685)	(408,591)	(109,491)
Current Income Tax (Expense) / Benefit	(31)	(91)	(204)	(526)	(363)
Free Cash Flow	**($22,667)**	**$18,077**	**$74,433**	**$56,191**	**$56,158**
Adjusted EBITDA	**$111,698**	**$141,443**	**$172,005**	**$536,161**	**$200,085**
Plus:					
Pro Forma Contribution From Acquisitions	55,269	78,527	55,237	245,488	-
Adjusted EBITDA for Leverage Ratio	**$166,967**	**$219,970**	**$227,242**	**$781,649**	**$200,085**

Note: Table represents as-reported figures

(1) Amounts relate to settled contracts covering the production months during the period

(2) Excludes proceeds/(payments) related to the divestiture/(acquisition) of oil and gas properties and equipment, outside of regular way land and leasing costs

Definition of Non-GAAP Financial Measures

Adjusted EBITDA: The Company presents Adjusted EBITDA attributable to common stockholders in addition to reported net income (loss) in accordance with GAAP. Adjusted EBITDA is calculated as net income (loss) plus (less) depreciation, depletion and amortization, accretion of asset retirement obligations, interest expense, net losses (gains) on commodity derivative contracts, amounts collected (paid) for commodity derivative contracts held to settlement, income tax expense (benefit); and share-based compensation expense. Adjusted EBITDA excludes certain items that SilverBow believes affect the comparability of operating results, including items that are generally non-recurring in nature or whose timing and/or amount cannot be reasonably estimated. Adjusted EBITDA is used by the Company's management and by external users of SilverBow's financial statements, such as investors, commercial banks and others, to assess the Company's operating performance as compared to that of other companies, without regard to financing methods, capital structure or historical cost basis. It is also used to assess SilverBow's ability to incur and service debt and fund capital expenditures. Adjusted EBITDA should not be considered an alternative to net income (loss), operating income (loss), cash flows provided by (used in) operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA is important as it is considered among the financial covenants under the Company's First Amended and Restated Senior Secured Revolving Credit Agreement with JPMorgan Chase Bank, National Association, as administrative agent, and certain lenders party thereto (as amended, the "Credit Agreement" and the borrowing facility provided thereby), a material source of liquidity for SilverBow. Please reference the Form 10-K and subsequent reports on Form 8-K for discussion of the Credit Agreement and its covenants.

Adjusted EBITDA for Leverage Ratio: In accordance with the Leverage Ratio calculation for the Credit Agreement, the Company makes certain adjustments to its calculation of Adjusted EBITDA. Adjusted EBITDA for Leverage Ratio is calculated as Adjusted EBITDA (defined above) plus pro forma EBITDA contributions related to closed acquisitions. The Company believes that Adjusted EBITDA for Leverage Ratio is useful to investors because it reflects the last twelve months EBITDA used by the administrative agent for the Credit Facility in the calculation of its leverage ratio covenant.

Free Cash Flow and Free Cash Flow per Share: Free cash flow is calculated as EBITDA (defined above) plus (less) monetized derivative contracts, cash interest expense, capital expenditures and current income tax (expense) benefit. The Company believes that free cash flow is useful to investors and analysts because it assists in evaluating SilverBow's operating performance, and the valuation, comparison, rating and investment recommendations of companies within the oil and gas industry. Free cash flow per share is calculated by taking free cash flow divided by the number of common shares outstanding of the Company at a given date. SilverBow uses this information as one of the bases for comparing its operating performance with other companies within the oil and gas industry. Free cash flow should not be considered an alternative to net income (loss), operating income (loss), cash flows provided by (used in) operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. The Company has provided forward-looking free cash flow and free cash flow per share estimates; however, SilverBow is unable to provide a quantitative reconciliation of these forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measure because the items necessary to estimate such forward-looking GAAP measure are not accessible or estimable at this time without unreasonable efforts. The reconciling items in future periods could be significant.

Total Debt to Adjusted EBITDA (Leverage Ratio): Leverage Ratio is calculated as total debt, defined as long-term debt excluding unamortized discount and debt issuance costs, divided by Adjusted EBITDA (defined above) for the most recently completed 12-month period. The Company has provided a forward-looking Leverage Ratio estimate; however, SilverBow is unable to provide a quantitative reconciliation of this forward-looking non-GAAP measure to the most directly comparable forward-looking GAAP measure because the items necessary to estimate such forward-looking GAAP measure are not accessible or estimable at this time without unreasonable efforts. The reconciling items in future periods could be significant.

PV-10: PV-10 is a non-GAAP measure that represents the estimated future net cash flows from estimated proved reserves discounted at an annual rate of 10 percent before giving effect to income taxes. PV-10 is most comparable to the Standardized Measure which represents the discounted future net cash flows of the after-tax estimated future cash flows from estimated proved reserves discounted at an annual rate of 10 percent, determined in accordance with GAAP. The Company uses non-GAAP PV-10 value as one measure of the value of its estimated proved reserves and to compare relative values of proved reserves amount exploration and production companies without regard to income taxes. Management believes PV-10 value is a useful measure for comparison of proved reserve values among companies because, unlike standardized measure, it excludes future income taxes that often depend principally on the characteristics of the owner of the reserves rather than on the nature, location and quality of the reserves themselves. The Company has provided a PV-10 estimate; however, SilverBow is unable to provide a quantitative reconciliation of this non-GAAP measure to the most directly comparable GAAP measure because the items necessary to estimate such GAAP measure are not accessible or estimable at this time without unreasonable efforts. The reconciling items in future periods could be significant.